                                                          Item 24.b Exhibit (10)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries included in the Initial Registration Statement (Form N-4) and the related Statement of Additional Information accompanying the Prospectus of PCG Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
May 8, 1998